Exhibit 99.2

IMPAC Mortgage Holdings, Inc. (Shareholder 2017)

July 25, 2017

Corporate Speakers:

•                  Justin Moisio; Impac Mortgage Holdings, Inc.; EVP of Business Development & IR

•                  Joseph Tomkinson; Impac Mortgage Holdings, Inc.; Chairman & CEO

•                  William S. Ashmore; Impac Mortgage Holdings, Inc.; President & Director

•                  Ronald Morrison; Impac Mortgage Holdings, Inc.; EVP, General Counsel & Secretary

Participants:

•                  Unidentified Participant

PRESENTATION

Justin Moisio: Good morning, everyone. Thank you for joining Impac Mortgage Holdings 2017 Annual Meeting.

During this presentation, we will make projections or other forward-looking statements in regards to, but not limited to, GAAP and taxable earnings, cash flows, interest rate, risk and market risk exposure, mortgage production, general market conditions.

I would like to refer you to the business risk factors in our most recently filed Form 10-K under the Securities and Exchange Act of 1934. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. This presentation, including any outlook and any guidance, is effective as of the date given, and I expressively disclaim any duty to update the information herein.

This presentation contains operating income, excluding changes in contingent consideration, adjusted operating income, as a performance measure — which is considered a non-GAAP financial measure, to further aid our investors in understanding and analyzing our core operating results and comparing them among our periods.

Adjusted operating income excludes certain items that we do not consider part of our core operating results. This non-GAAP financial measure is not intended to be considered in isolation or as a substitute for operating income or net earnings before income taxes or net earnings prepared in accordance with GAAP.

Additional disclosure related to non-GAAP financial measures can be found in the Company’s press releases under Investor Relations found at www.impaccompanies.com. I would like to introduce Joe Tomkinson, Chairman and CEO of Impac Mortgage Holdings.

Joe Tomkinson: Good morning, everyone. And I’m shocked this is our 22nd Annual Meeting. So it just dawned on me. Today with us, we have our Board of Directors Steve Peers; Leigh Abrams; Jim Walsh, our newest member Tom Akins over there and I’m looking for Frank Filipps. Also, our representative from our SEC Counsel, Katherine Blair, who has been with us for 22 years, also — I can’t believe you’re still doing this. And I change it all the time, I don’t know why she became an attorney.

Sitting next to her is our General Counsel, Ron Morrison. And then our representative from our outside auditor, where is he? Nirav, where are you? There he is — okay, Nirav Badani with Squar Milner. I think I’ve covered everyone.

I have a script here, but I’m going to probably go off script. I hate scripts. So I’m just going to talk a little bit about 2016. We had a pretty good year in 2016, a lot of that — or most of that — was a result of the acquisition that we made in early 2015 of CashCall.

We did almost $13 billion in originations, $12.9 billion to be exact, and we reported earnings of $96.9 million, which we haven’t seen those type of earnings in almost 10 years. From December through — of 2015 through December of 2016, our book value share increased $14.42, and that was up from $11.09 to $224.6 million.

And so at this point the Company is very pleased to see strong operational results translate into such strong increase in shareholder value. The shareholder value has since then increased significantly. As I mentioned, a lot of this increase is due to the acquisition of CashCall.

In 2014, in the mortgage originations were only $2.8 billion and that was mostly just through our correspondent in our wholesale origination channels. And then in 2015, we increased to $9.3 billion. That’s an increase of 300% over the previous year.

Our origination growth continued in 2016, and we grew another, almost $4 billion, to $12.9 billion, as we were able to capitalize — just like everyone else — on the low interest rate market. I’m pointing that out because as time goes on that dynamic is beginning to change and change in a way that we have been telling people for quite some time.

As a result of — in 2014, I don’t know if everyone remembers, when we made a conscious decision to get out of the retail distributive market where we sold off all of our brick-and-mortar retail operations. It was a very, very — I think, that business with brick and mortar is sort of come and gone, and I’ll get into that a little bit here.

But we’ve got rid of that, and we depended upon our wholesale and our Correspondent Lending. And as a result, during that year, I think we did somewhere around $2.8 billion in originations.

And then as I mentioned in January 2015 in the — with the acquisition of CashCall that void began to increase significantly. And we recognized early on the opportunity, and we took advantage of it, with the idea that we reduced CashCall as a steppingstone to get into a more efficient distribution in purchase market as far as the retail business is concerned. It’s much easier to operate a whole — excuse me, a centralized operation than trying to have retail branches all over the country.

And as a result, again in 2015, we — our retail originations increased significantly and that comprised about 60% of our total originations, which increased 142% over 2014. In 2016, our wholesale and retail channels remained relatively flat, while we once again, we saw an increase of over $4 billion in our consumer direct business.

CashCall centralized mortgage retail call center’s one of the most efficient origination platforms in the country. In a low-interest rate environment, like we experienced in ‘15 and ‘16, this channel has the ability to secure a significant market share of the refinance production that can be both in price and speed. And as a result of all this, our servicing portfolio grew — and it grew quite significantly.

In 2014, and prior years, because we saw a continued decline in the interest rates, we made a very conscious decision to sell off the production [and] the servicing. When we — to hold on to it, and if you held on to that, the value of the servicing just decreased and you ended up taking a mark-to-market loss, or the value of the servicing depreciated, such that it didn’t make any sense to us at that time to hold on to those small amounts of servicing, especially when we were trying to build the capitalization of the Company.

So we had sold off the majority of our servicing, but at the same time in 2015, we started to see the interest rates, what we felt like were at the lowest. And so as opposed to selling off the servicing, we made a strategic decision to hold on to our servicing. And our servicing portfolio increased about 58% after we made that decision to $3.6 billion.

During 2016, as a result of that strategic change, we did not sell any MSRs, and we grew our servicing portfolio significantly. At the end of 2016, our servicing portfolio now stood at $12.4 billion. I think we’re roughly $15 billion today, so we continue to see that overall growth in the servicing portfolio. And, as a result of that strategic change, our servicing income has increased to something like $7 million a quarter.

Is that what [it is, guys]? I think it’s about $2.7 million a month right now, net servicing income. So that’s a significant increase. And I think, I said in our last meeting that once we see servicing portfolio get somewhere around $20 billion, you’re going to have a servicing portfolio that’s generating somewhere in the neighborhood of $50 million net income annually a year so and we’re rapidly approaching that $20 billion target.

And of course, this strategy was made, possibly, because of the direct consumer retail platform that we have and the strong retention ARM that has resulted from that. During the first half of 2016, we experienced monthly retention percentages as high as 84%. I think that’s the highest in the industry.

And what does that mean 84%? Well, rather than the servicing portfolio running off because we were — have a strong retail recapture division, we were able to recapture that business. In other words, where other companies were losing their servicing and taking that market loss, we were recapturing, putting that servicing back on our books at no cost. While others in our competition field was having to pay to get that same servicing that they just bought put back on their books.

And I think 84% is the highest in the country at least according to — from what I understand. I don’t know if Bill —Strathmore? Is that what Strathmore is saying?

Bill Ashmore: [If Strathmore said it, but definitely it’s what we’re seeing].

Joe Tomkinson: Okay. So let’s talk a little bit about the operational income and the overview. In 2014, the Company had a substantial operational loss, which was projected during that time period. And the adjusted operating income increased from a loss of something like $13 million in 2014 to an operational income of $33.5 million.

And then as I mentioned, in 2016, we had operating income of almost $97 million. This increase in adjusted operating income of $63 million as a result of 2015 was primarily due to an increasing gain on the sale income as a result of 40% increase in the origination volume.

So obviously, if our origination volumes went up, the increase in the profitability is going to go up. In 2014, we announced a strategic partnership with a company that began our non-QM origination platform. Hold on a second, I got to get some water here. Reminds me of Rubio, right?

Unidentified Speaker: Except he lost.

Joe Tomkinson: Okay, so having said that, in 2014 we made a strategic change — not a strategic change, a strategic decision — to get back into the non-QM business, or the nonqualified mortgage businesses, which is nothing more than non-QM versus QM.

Qualified mortgages give you a safe harbor for lawsuits or action by the CFPB. Non-QM is more of the originator, beware make sure you’re dotting all your Is and crossing your Ts — which we’ve become quite adept at. And we stretched — we entered into a strategic arrangement with a company called Macquarie, and we started developing our own non-QM business.

And this non-QM business was developed to fill a void. And that void is — if any of you had gone to a bank three years ago to get a loan, you couldn’t get a loan, unless it was a Fannie Mae or Freddie Mac or maybe a HUD-style loan. Well, we spent a number of — a large amount of time developing this non-QM business.

And the idea was — and the reason for it was we wanted to ensure that when interest rates began to rise, that we would have a product that more and more realtors and more and more LO’s — loan officers — could turn to, to fill the void that would be left by rising interest rates.

And in a rising interest rate market — like what we’ve been in, in the last 6 months — you’re going to see a drop-off in volume, okay? And what’s — it always amazes me, I’ve been doing this a long time — and every time there’s an interest rate rise then all of the Wall Street pundits and all the analysts, they act like the entire world is going to fall in and mortgage business is now is over, it’s all gone.

And in the time that I have been doing this, which is longer than I want to recount, that just doesn’t happen. What will happen is like what we’ve seen in the first 6 months, you just see a decline in the origination volume and then people become acclimated to the higher interest rates. And then as they get acclimated to the higher interest rates, then their attention is drawn more to the purchase money market.

And then, more and more sales occur, and that’s the reason for the non-QM business — because where a realtor has under a Fannie Mae, Freddie Mac-style loan, has maybe two qualified borrowers for one property, now he has a choice. He might have now 10 qualified borrowers if he is using a non-QM loan product.

So this is exactly what we’re seeing. We’ve seen a decrease in the conforming market and now month-over-month, we’re seeing an increase in the non-QM. The Non-QM business happens to be roughly 2 to 2.5x more profitable than the conforming loan market.

So right now we’re on the run rate of doing about $120 million to $130 million in non-QM a month, $130 million a month. So let’s just say it’s worth 2x more than the conforming loan market. Well, that’s the same thing as if you originated $260 million of conforming product, it was just 2x.

So we continue to emphasize in the push on the non-QM. We recognize that volumes in the conforming are down, but I think in December, January, we told everybody that was exactly what was going to happen. And we’ve been telling everybody now for the longest time that as the market shifts more away from the conforming market to a non-QM market, we are the recognized leader in that market.

Last year, I don’t know what exactly what we did in total production, but just to give you an idea, through the first half of 2017, our non-QM production reached $416 million as compared to — excuse me, $289 million for all of last year.

So that’s almost doubling in — well, that’s [one of them] that’s quadrupling what we did the prior year. And we continue to see those trends. Enough on the non-QM, I think everybody gets the idea of what our strategy is and what we continue to push.

This last year, we had some capital transactions. In 2016, we converted $20 million of debt that was originally issued in 2014 into common stock, and that increased our book value by $20 million. In September of 2016, the Company completed a successful oversubscribed public offering providing net proceeds to the Company of approximately $42.6 million.

And then, in March of 2017, the Company paid off $30 million in the working line of capital and replaced it with the mortgage servicing rights financing facility. In April 2017, the Company completed a successful $56 million common stock registered direct offering and the net proceeds to Company were approximately $55.4 million. In May of 2017, the Company exchanged $8.5 million of trust preferreds, saving an annual interest rate expense of approximately $400,000.

So looking forward 2017, we’re going to continue to grow and push the non-QM business, we think that is a very profitable business. We continue to increase the non-QM business to the tune of $232 million in the second quarter. We will surpass that in the third quarter. This trend has continued — I think now you can tell I’m starting to read the script here, I get offline here — it’s going to be $240 million.

Just saying we continue to increase existing non-agency production. And we’re working to lease a new prime non-agency home equity line of credit, which Bill has been working on for the last six months. I think we’re all approved to launch that. Nobody else in the industry has that right now that I know of.

And, we continue to increase our servicing portfolio as it stands at actually $14.7 billion when this was written, it will exceed $15 billion by the end of this month. And then it’s a very low weighted average coupon portfolio, which increases the value of the overall performance. And the one thing that we never talk about, but we have been spending a lot of time on in the weeds — and that’s our technology.

By October, we will be announcing the release of a proprietary technology that not only will make it easier to do business with us, much easier for our correspondence and our third-party originators, but it will actually have a decisioning process in place.

So, as opposed to an underwriter — right now, an underwriter takes about — it takes an underwriter a day to do 1.5 files. 10 years ago, an underwriter — if they were doing 5 loans a day you’d wonder what they were doing, but because of all the compliance issues and all the government regulatory controls, et cetera, an underwriter can only get through 1.5 files a day. And you can remember we’re paying these underwriters a lot of money.

And so with this technology, the goal is for an underwriter to do 10 loans a day. And you can see what the significant cost savings will be. Now, 10 seems like a big number going from 1.5 files to 10, but with the technology that we developed it’s very doable. In beta phase, the underwriters are doing now 3.5 loans a day — and that’s in the beta testing phase.

So you can see that’s an improvement of over 100%. How many companies can show you improvement of 100% in the cost savings? Okay, so we continue to push that and I’m looking forward to the next announcement — hopefully in October it will be completed.

This concludes my remarks. I don’t have anything. I guess — do I open it up for questions now?

QUESTIONS AND ANSWERS

Justin Moisio: Yes. So if anybody has any questions?

Unidentified Participant: Yes. Hello, are you able to talk about the securitization that you discussed briefly in your press release that you issued at the time you did the private offering?

Joe Tomkinson: I think the question was are we planning — basically what you’re asking is do we have any plans for securitization? And, yes, we do. That’s the short answer.

Okay. Now to do the securitization, there is a number of things that need to be done. You need to get rated by the rating agencies and we are in that process and have been going through that process for some time. We have circled about $400 million per — so our first securitization will be approximately $400 million.

The ultimate goal is that after all of our production, which is as I mentioned earlier is trending towards $120 million to $130 million a month, would all go into our own securitizations. The timing right now to go in through the process for the approvals and all of the rating agency due diligence, we think will be done hopefully by September 11.

Did that help you?

Unidentified Participant: Yes.

Joe Tomkinson: All right. Any other?

Unidentified Participant: Can I ask what the anticipated spread is going to be between where you think if you were able to be do them right now, what your level of profits would be in your spread?

Joe Tomkinson: A lot. There’s no way. Let me give you the reality of it. If we don’t improve after the cost of the securitization and we don’t improve our spreads, then we’ll sell it away. Does that make sense?

But I want to remind everyone, when we were holding on to our own securities — this is, oh, gosh, going back to — when was the last time we did one, in 2005, 2006? Yes. We were getting huge spreads. We were paying out dividends as much as $3 a year. And that equates about $60 million a quarter in dividends. So the spreads were significant.

And we held to approximately $30 billion of notional value of residuals. And those residuals today continue to pay in cash flow very nicely. We — actually when the market was in such turmoil, we were able to use that portfolio very much to our benefit.

So it’s very much to our benefit to securitize and to hold on to those securities as much as we can.

Justin Moisio: Any other questions?

Joe Tomkinson: No other questions? Well, if there’s no other questions and that concludes my remarks. Oh, Ron. You got — we forgot about the election results, didn’t we?

All right, well, I better call the Chancellor of the Exchequer up here or whatever he calls himself.

Ron Morrison: Thank you, Joe.

It’s my responsibility to handle the election itself. So I have the votes that we have by proxy. But if there’s anybody present who have not voted or who previously voted by proxy, if you want to change your votes or give me your votes, now is the last chance.

Okay, there will be nobody present. I can give the results of the election.

The first matter that came up for vote was the election of the slate of Board of Directors that was submitted. I can announce that the slate was re-elected at this point — that’d be Mr. Tomkinson, Mr. Ashmore, Mr. Filipps, Mr. Peers, Mr. Abrams, Mr. Walsh and Mr. Akin. So they’re all elected for another year of term.

The second matter that came up was to consider and approve the amendment to the 2010 Omnibus Incentive Plan and that matter also passed. And the final matter that came up for election was to ratify the appointment of Squar Milner as our independent registered auditors for the coming year and that matter also passed.

Thank you.

Joe Tomkinson: All right. Well now, that does conclude all my remarks. So thank you, everyone, for your attendance. I appreciate it.